ANDREWS GROUP INCORPORATED



                                           As of December 15, 1994


Arthur Bilger
1060 Laurel Way
Beverly Hills, California  90210


Dear Mr. Bilger:

         Reference is made to the Employment Agreement between you and New World Communications Group Incorporated ("New World") dated as of December 15, 1994 (the "New World Agreement") pursuant to which you will be employed by New World as its President and Chief Operating Officer. Andrews Group Incorporated ("Andrews") hereby agrees that you will be appointed its Executive Vice President and Chief Operating Officer. In such capacity you will perform on a part-time basis (subject only to your performance under the New World agreement) such duties consistent with such positions as may be assigned to you by the Board of Directors or Chief Executive Officer of Andrews. You hereby accept such appointment and agree to serve in such capacity on the terms and conditions set forth herein or incorporated herein by reference to the New World Agreement. (To the extent that provisions of the New World Agreement are incorporated herein by reference, Andrews shall be deemed to be substituted for New World).

         1. This agreement will extend or terminate automatically upon, and on the same basis as, any extension or termination of the New World Agreement.

         2. Section 1.3, 3.3 and 3.4 of the New World Agreement are hereby incorporated herein as if set forth in full herein, except that any vacation hereunder shall be taken coincident with vacation under the New World Agreement.

         3. You shall receive no salary from Andrews but you shall be eligible to receive a bonus at the discretion of the Chief Executive Officer and the Board.

         4. During the term, you, your spouse and children shall be entitled to executive medical benefits as provided to other senior executives of Andrews and you shall receive the additional benefits set forth on Appendix I attached to this letter.

         5. As an inducement to your acceptance of employment with Andrews and New World, you concurrently with the commencement of your employment received on December 15, 1994, subject only to approval (as hereinafter described) by holders of a majority of the outstanding New World Class A Common Stock voting at New World's 1995 Annual Meeting of Stockholders or by written consent, an award of warrants to acquire 1,000,000 shares of New World's Class A Common Stock at an initial exercise price of $11.875 per share (with the number of shares and exercise price being subject to adjustment in accordance with the terms of such warrants) pursuant to a Warrant Agreement in the form of Exhibit A (the "Warrants"). The warrants are issued and granted pursuant





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MR. BILGER
AS OF DECEMBER 15, 1994
PAGE 2


to New World's 1994 Executive Stock Warrant Plan (the "Plan") which was adopted subject to approval of the Plan by New World stockholders. Andrews covenants and agrees that Andrews will, and it will cause any of its subsidiaries or affiliates that now or hereafter own any New World voting securities to, vote all of the voting securities beneficially owned by it and them in favor of approval of the Plan and the award of the Warrants to you thereunder (i) at New World's 1995 Annual Meeting of Stockholders if stockholder approval of such grant is sought at such meeting, (ii) by written consent delivered pursuant to Section 228 of the Delaware General Corporation Law within one business day following the dissemination of New World's proxy statement for its 1995 Annual Meeting of Stockholders, if such approval is not so sought and (iii) in any event prior to the sale or disposition by New World or any of its subsidiaries or affiliates, including by grant of proxy or otherwise, of any New World voting securities, or the issuance by New World of New World voting securities, such that Andrews and its subsidiaries or affiliates shall cease to have sole voting power with respect to New World voting securities representing at least a majority of the combined voting power of New World's then outstanding securities. The provisions of this paragraph 5 shall survive the termination for any reason of your employment with New World or Andrews or of this Agreement or the Agreement dated as of December 15, 1994, between you and New World.

         6. Sections 5, 6, 7, 8, 9 and 10 of the New World Agreement shall be incorporated herein.

                                             Very truly yours,



                                             William C. Bevins



Acknowledged and Agreed this
       day of             , 1995


- --------------------------------
Arthur H. Bilger





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                                  APPENDIX I



         1.       Aircraft Use.
                  -------------

                  The Company shall make available a late model Hawker 1000 or other jet aircraft of comparable or superior capability for the Executive's business travel under this Agreement and personal travel during the Term. The Company shall pay all costs, including manning, insurance, fuel, maintenance and hangerage associated with such aircraft.

         2.       Summer House.
                  -------------

                  The Company shall reimburse the Executive for the rental of a furnished summer home in the Los Angeles metropolitan area at a rental cost not to exceed $80,000 per annum.

         3.       Ski House.
                  ----------

                  The Executive shall be entitled to the benefits specified in Appendix II relating to a ski house in Colorado.






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                                  APPENDIX II
                                Revised 041395



                               ARTHUR H. BILGER
                                   SKI HOME
                                  TERM SHEET



Structure:                        Andrews Group, Incorporated (the
- ---------                         "Company") to purchase, remodel and
                                  furnish a ski house in Colorado selected by the Executive, at an aggregate cost not exceeding $4,000,000.

Maintenance:                      The Company to maintain, insure and pay
- -----------                       property taxes and mortgage (if any) on home.

Rental:                           Home to be available for use on a year-round
- ------                            basis by the Executive on a priority basis
                                  for a fair market rental based on use. Home to be available for use by other Andrews executives.

Purchase Option:                  Executive to have option to purchase home
- ---------------                   free and clear of all mortgages and other
                                  liens, for the Purchase Price (as defined below) commencing on the date of purchase by the Company. The option will be evidenced by a recorded option against the property and shall survive (i) the termination of the Term under the Andrews Employment
                                  Agreement or the NWCG Employment Agreement, in either case pursuant to Section 2.2.1 thereof for a period of six months, (ii) the termination by the Executive of the Andrews
                                  Employment Agreement or the NWCG Employment
                                  Agreement, in either case pursuant to Section
                                  4.4 thereof, for a period of six months,
                                  (iii) the termination of the Term under the Andrews Employment Agreement or NWCG
                                  Employment Agreement, in either case pursuant to Section 4.3 thereof, for a period of six months and (iv) the termination by the Executive of his employment following a Change of Control for a period of one year. The option shall survive any other termination of employment (including because of expiration of the Term) for a period of six months.

Purchase Price:                   The Purchase Price shall be (w) the aggregate
- --------------                    cost of the house if the option is exercised
                                  prior to December









                                  14, 1995; (x) two-thirds of the aggregate cost of the house if the option is exercised on or after December 14, 1995 and prior to December 14, 1996; (y) one-third of the aggregate cost of the house if the option is exercised on or after December 14, 1996 and prior to December 14, 1997; and (z) $10,000 if the option is exercised on or after December 14, 1997, or earlier, if the option is exercised following any of the events specified in clauses (i), (ii) or (iv) above.

Appraisal Upon Exercise:          Upon exercise of the purchase option, fair
- -----------------------           market value of home and furnishings to
                                  be determined by reputable appraiser selected by the Executive. Appraised value to be used for federal and state income tax reporting.





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